                      THE CINCINNATI GAS & ELECTRIC COMPANY
                                       and
                              THE BANK OF NEW YORK,
                                     Trustee

                      Thirty-eighth Supplemental Indenture

                          Dated as of February 1, 2001

THIRTY-EIGHTH  SUPPLEMENTAL INDENTURE, dated as of February 1, 2001, between The
Cincinnati  Gas &  Electric  Company,  a  corporation  of the State of Ohio (the
Company),  and The Bank of New York, a New York banking corporation,  as Trustee
(the Trustee).  WHEREAS, the Company has executed and delivered to the Trustee a certain  Indenture,  dated as of August 1, 1936 (the First Mortgage),  to secure the  payment  of the  principal  of and  interest  on an  issue  of bonds of the
Company, unlimited in aggregate principal amount (the Bonds);
WHEREAS,  the Company and the Trustee  have amended and  supplemented  the First
Mortgage by means of thirty-seven supplemental indentures (the First Mortgage as amended);
WHEREAS,  Article  Eighteen of the First  Mortgage as amended  provides that the
Company and the Trustee may from time to time enter into one or more  indentures supplemental to the First Mortgage for the purpose of curing any ambiguity or of curing,  correcting or  supplementing  any defective or inconsistent  provisions contained in the First Mortgage or in any supplemental  indenture;  WHEREAS, the
Company has requested the Trustee,  pursuant to Section 1 of Article Eighteen of the First  Mortgage as amended,  to enter into this  Thirty-eighth  Supplemental
Indenture  for the purpose of curing an  ambiguity or of curing,  correcting  or supplementing  defective  or  inconsistent  provisions  in  Section 3 of Article
Eleven of the First Mortgage as amended.

                                  ARTICLE ONE

                   Amendments of Section 3 of Article Eleven

SECTION 1. Clause (a) of  subdivision  (3) of Section 3 of Article Eleven of the
First Mortgage as amended is hereby restated to read as follows:
(a) the  principal  amount of any  obligations  simultaneously  delivered to the
Trustee  consisting of  obligations  secured by purchase money mortgage upon the property to be released,  Bonds outstanding hereunder, or outstanding prior lien bonds;  plus the principal  amount of any Bonds that the Company then waives its right to have  authenticated  and delivered  hereunder  pursuant to Section 1 of
Article Six hereof;
SECTION  2.  Section 3 of  Article  Eleven of the First  Mortgage  as amended is hereby amended to add the following paragraph at the end of such Section 3:
In case the  release of  property is based upon the waiver by the Company of its right to have Bonds authenticated and delivered pursuant to Section 1 of Article
Six hereof,  the Trustee shall also be furnished  with (a) a waiver signed by an officer of the  Company  stating  the  principal  amount and series of the paid, retired,  redeemed,  cancelled  or  surrendered  Bonds  the use of which for the authentication  and delivery of additional  Bonds under Section 1 of Article Six the Company is then electing to waive, (b) the Treasurer's  certificate required by Section 1 of Article Six, (c) the further Treasurer's certificate required by
Section  1 of  Article  Six,  and,  (d) if any of the paid,  retired,  redeemed, cancelled or surrendered  Bonds  identified in such waiver have not been at some time held by the public, the net earnings  certificate  required by Section 1 of
Article  Six.  The paid,  retired,  redeemed,  cancelled  or  surrendered  Bonds identified  in such waiver shall  thereafter  be deemed to have been used as the basis for the issuance of  additional  Bonds under Section 1 of Article Six, and such  additional  Bonds shall be deemed to have been canceled under Section 3 of
Article Eleven to obtain the release of such property.

                                  ARTICLE TWO

                                 Miscellaneous

SECTION 1. The provisions of this  Thirty-eighth  Supplemental  Indenture  shall become effective  immediately  upon the execution and delivery hereof.  From and after such time this Thirty-eighth  Supplemental  Indenture shall form a part of the First Mortgage as amended and all the terms and  conditions  hereof shall be deemed to be part of the terms of the First  Mortgage as  amended,  as fully and with the same  effect  as if they had been set forth in the  First  Mortgage  as originally  executed.  Except  as  modified  or  amended  by this  Thirty-eighth
Supplemental Indenture,  the First Mortgage as amended shall remain and continue in full force and effect in accordance  with the terms and  provisions  thereof, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Thirty-eighth Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Thirty-eighth Supplemental Indenture are made by and on behalf of the  Company,  and the Trustee is in no way  responsible  therefor or for any statement therein contained.
SECTION 2. The terms  defined in Article  One of the First  Mortgage as amended, when used in this Thirty-eighth Supplemental Indenture shall, respectively, have the meanings set forth in such Article.
SECTION 3. This Thirty-eighth  Supplemental Indenture may be executed in several counterparts and each counterpart shall be an original instrument.
     IN WITNESS  WHEREOF,  THE CINCINNATI GAS & ELECTRIC COMPANY has caused this instrument  to be signed  on its  behalf  by one of its Vice  Presidents  or its
Treasurer  and its  corporate  seal to be hereunto  affixed  and  attested by an
Assistant  Secretary,  and THE BANK OF NEW YORK has caused this instrument to be signed on its behalf by a Vice  President,  its  Secretary or an Assistant  Vice
President  or an  Assistant  Secretary  and its  corporate  seal to be  hereunto affixed and  attested by a Vice  President,  an Assistant  Vice  President or an
Assistant Treasurer, as of the day and year first above written.

                                          THE CINCINNATI GAS & ELECTRIC COMPANY,

                                          By /s/ Lisa D. Gamblin
                                             ----------------------
                                          Vice President and Treasurer

Attest:     /s/ Julia S. Janson
            --------------------
             Assistant Secretary

Signed and acknowledged in our presence on behalf of
  THE CINCINNATI GAS & ELECTRIC COMPANY

    /s/ Cecilia A. Temple
    ---------------------
    /s/ T. M. O'Neill
    -----------------

                                                   THE BANK OF NEW YORK,
                                                   By /s/ Terence Rawlings
                                                      ---------------------
                                                   Assistant Vice President

Attest:    /s/ Michael Pitfick
           --------------------
           Assistant Treasurer

Signed and acknowledged in our presence on behalf of
  THE BANK OF NEW YORK

    /s/ Suzanne Young
    -----------------
    /s/ Michael C. Daly
    -------------------

STATE OF OHIO                       )
                                            )  ss.:
COUNTY OF HAMILTON                  )

On this 1st day of  February,  2001,  LISA D.  GAMBLIN  and JULIA S. JANSON came before me and  acknowledged  that they signed and sealed this instrument as Vice
President  and  Assistant  Secretary,  respectively,  of  THE  CINCINNATI  GAS &
ELECTRIC  COMPANY and that the same were free acts;  and such Vice President and
Treasurer,  being duly sworn,  said that she resides in Hamilton  County,  Ohio, that she is a Vice President and Treasurer of the  corporation and that the seal affixed hereto is its corporate seal.

IN WITNESS WHEREOF I have signed my name and affixed my official seal.

                                                 /s/ Cecilia A. Temple
                                                 ---------------------
                                                  CECILIA A. TEMPLE
                                                  Notary Public, State of Ohio
                                                  My Commission Expires 09-28-03

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )

On this 1st day of  February,  2001,  TERENCE  RAWLINS and MICHAEL  PITFICK came before me and  acknowledged  that they  signed and  sealed  this  instrument  as
Assistant Vice President and Assistant Treasurer,  respectively,  of THE BANK OF
NEW YORK and that the same were free acts; and such Assistant Vice President and
Assistant  Treasurer,  being duly sworn, said that he resides in Sayreville,  N.
J., that he is an Assistant Vice  President and Assistant  Treasurer of THE BANK
OF NEW YORK and that the seal affixed hereto is its corporate seal.

     IN WITNESS WHEREOF I have signed my name and affixed my official seal.

                                              /s/ William J. Cassels
                                                  -------------------
                                                WILLIAM J. CASSELS
                                                Notary Public, State of New York
                                                No. 01CA5027729
                                                Qualified in Bronx County
                                                Commission Expires May 16, 2002